EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (File Nos. 333-215586, 333-213732 and 333-208467), on Form S-8 (File No. 333-210812) and on Form S-3 (File No. 333-220181 and 333-233653) of Torchlight Energy Resources, Inc. of our report dated March 16, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appear in this Form 10-K for the year ended December 31, 2019.

/s/ Briggs & Veselka Co.

Houston, Texas
March 16, 2020